UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

CASCADE MICROTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

April 6, 2009

Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Friday, May 15, 2009, at 3:00 p.m., Pacific Daylight Time, at our corporate headquarters, located at 2430 N.W. 206th Avenue, Beaverton, Oregon 97006. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key members of our management and Board of Directors and to answer any questions you may have.

The Notice of Meeting, the Proxy Statement, the proxy card and a copy of our Annual Report to Shareholders describing our operations for the year ended December 31, 2008 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please vote your shares by following the Internet voting instructions or by signing and returning the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

Very truly yours,

CASCADE MICROTECH, INC.

GEOFF WILD
Director, President and Chief Executive Officer

CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 15, 2009

To the Shareholders of Cascade Microtech, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CASCADE MICROTECH, INC., an Oregon corporation, will be held at our corporate headquarters, located at 2430 N.W. 206th Avenue, Beaverton, Oregon 97006, on Friday, May 15, 2009, at 3:00 p.m., Pacific Daylight Time. The purposes of the Annual Meeting will be:

1.	To elect two Class II directors to serve for a term of three years or until their successors are elected;

2.	To approve an amendment to the Cascade Microtech, Inc. 2000 Stock Incentive Plan to increase the shares reserved for issuance thereunder from 2,400,000 to 3,000,000; and

3.	To consider and act upon any other business that properly comes before the meeting.

Only holders of record of our common stock at the close of business on March 25, 2009 will be entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY EITHER FOLLOWING THE INTERNET VOTING INSTRUCTIONS OR BY SIGNING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may vote in person even if you returned a proxy.

By Order of the Board of Directors,

GEOFF WILD
Director, President and Chief Executive Officer

Beaverton, Oregon

April 6, 2009

CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 15, 2009

Solicitation and Revocation of Proxies

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Cascade Microtech, Inc., an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our corporate headquarters, located at 2430 N.W. 206th Avenue, Beaverton, Oregon 97006, on Friday, May 15, 2009, at 3:00 p.m., Pacific Daylight Time and any adjournment thereof.

The two persons named as proxies on the enclosed proxy card, Geoff Wild and Steven Sipowicz, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for director proposed by the Board of Directors; and FOR Proposal No. 2 to approve an amendment to the Cascade Microtech, Inc. 2000 Stock Incentive Plan.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of Cascade Microtech, Inc., by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.

These proxy materials and our 2008 Annual Report to Shareholders are being mailed on or about April 6, 2009 to shareholders of record on March 25, 2009 of our common stock. Our principal executive office is located at, and our mailing address is, 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

Voting at the Meeting

The shares of common stock constitute the only class of securities entitled to notice of and to vote at the meeting. Only shareholders of record on March 25, 2009, the record date set by the Board of Directors are entitled to notice of, and to vote at, this meeting and any adjournment thereof. On that date, there were 13,271,862 shares of common stock outstanding and entitled to vote.

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual Meeting: (i) Proposal No. 1 to elect the nominees for director will be elected by a plurality of the votes cast; and (ii) Proposal No. 2 to approve an amendment to the Cascade Microtech, Inc. 2000 Stock Incentive Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In each case, abstentions and “broker non-votes” will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but will not be counted and will have no effect in determining whether the proposal is approved.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters. If your shares are not voted, they will not be counted in determining the number of votes cast. Shares represented by such “broker non-votes” will, however, be counted for determining whether there is a quorum.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the Annual Meeting, two directors will be elected for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as a director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Under our articles of incorporation and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of generally three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

The following table sets forth the names of the Board of Directors’ nominees for election as a director and those of the other members of the Board of Directors. Also set forth is certain information with respect to each such person’s age, principal occupation or employment during the past five years, the periods during which he served as a director of Cascade Microtech, Inc., the expiration of his term as a director and the positions currently held with Cascade Microtech, Inc.

Nominees	Class	Age	Position	Year Elected Director	Current Term Expires
Keith L. Barnes(2)(3)	II	57	Director	2004	2009
Geoff Wild	II	52	Director, President and Chief Executive Officer	2008	2009

Continuing Directors
George P. O’Leary(1)(3)	III	66	Director	1988	2010
Eric W. Strid	III	56	Chairman of the Board and Chief Technical Officer	1984	2010

F. Paul Carlson(1)(3)	I	70	Lead Independent Director	1992	2011
Raymond A. Link(2)	I	55	Director	2005	2011
William R. Spivey(1)(2)	I	62	Director	1998	2011

(1)	Member of the Management Development and Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Corporate Governance and Nominating Committee

Director Nominees

Keith L. Barnes has served as a director since February 2004. Mr. Barnes was named Chairman of Verigy Ltd. in 2007 and has been Chief Executive Officer and President of Verigy Ltd. since 2006. From 2003 to 2006, he served as Chairman and Chief Executive Officer of Electroglas, Inc. From 1995 to 2001 he served as Chairman and Chief Executive Officer of Integrated Measurement Systems, Inc. (“IMS”). Prior to joining IMS, Mr. Barnes was a Division President at Valid Logic Systems and later Cadence Design Systems. Mr. Barnes holds a degree from San Jose State University in Environmental Science and is a Regent at the University of Portland.

Geoff Wild has served as a director since January 2008. Mr. Wild has also served as our President and Chief Executive Officer since January 2008. Prior to this, Mr. Wild served as the President and Chief Executive Officer of Nikon Precision, Inc., a manufacturer of lithography equipment for the microelectronics manufacturing industry, since 2002. Prior to that, Mr. Wild held management positions with Johnson Matthey, a specialty chemicals company focused on its core skills in catalysts, precious metals, electronic materials, fine chemicals and process technology, and AlliedSignal, a manufacturer of electronic materials, aerospace components, plastics and automotive parts. Mr. Wild holds a BSc degree in Chemistry from the University of Bath (U.K.). Mr. Wild also serves as a director of E Ink Corp. and Axcelis Technologies, Inc.

Continuing Directors

F. Paul Carlson has served as a director since 1992. In 1991, he founded and has since served as President and Chief Executive Officer of The Carlson Group of Companies, a company specializing in business re-engineering and re-structuring, and the financing and development of early stage companies. From 1988 to 1991, Mr. Carlson served as the Vice President of Strategy and Business Development for Honeywell, Inc. From 1985 to 1988 he served as President and Chief Executive Officer of the Oregon Graduate Center Corporation. From 1980 to 1985, he served as the President and Chief Executive Officer of the Oregon Graduate Institute. Previously, he served as a Professor of Electrical Engineering at the University of Washington for 10 years. Mr. Carlson holds a B.S. in Electrical Engineering from the University of Washington, an M.S. in Electrical Engineering from the University of Maryland and a Ph.D. in Electrical Engineering from the University of Washington. Mr. Carlson attended the Stanford Executive Education program in 1987. Mr. Carlson also serves as a director of the Russell Trust Company.

Raymond A. Link has served as a director since February 2005. Since July 2005, Mr. Link has served as Executive Vice President and Chief Financial Officer of FEI Company, a leading supplier of products and systems that enable research, development and manufacture of nanoscale features. Prior to this, Mr. Link served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of TriQuint Semiconductor, Inc., a manufacturer of electronic signal processing components primarily used in wireless communications, since July 2001 as a result of TriQuint’s merger with Sawtek, Inc. Mr. Link joined Sawtek, Inc., a designer and manufacturer of a broad range of electronic signal processing components primarily for use in the wireless communications industry, in September 1995 as Vice President Finance and Chief Financial Officer. Mr. Link received a B.S. degree from the State University of New York at Buffalo and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Link is also a Certified Public Accountant.

George P. O’Leary has served as a director since 1988. From 1972 to 1983, Mr. O’Leary served in various capacities for Floating Point Systems, Inc., including as Vice President of Engineering and President of European Operations. He also served as Chief Operating Officer and as a director of Floating Point Systems, Inc. from 1986 until his retirement in 1987. Mr. O’Leary was a Professor of Physics at the Oregon Graduate Institute from 1969 to 1972. He holds a Ph.D. in Physics from Yale University.

William R. Spivey has served as a director since July 1998. From July 2000 until September 2001, Mr. Spivey served as the President and Chief Executive Officer of Luminent, Inc., a provider of fiber optic components to the communications industry. From 1997 to 2000, Mr. Spivey served as Group President of the Network Products group of Lucent Technologies. From 1994 to 1997, he served as Vice President of the Systems and Components Group, Member of the Office of the President and Co-chair of the Executive Committee of AT&T Microelectronics. Mr. Spivey holds a B.S. in Physics from Duquesne University, an M.S. in Physics from Indiana University of Pennsylvania, and a Ph.D. in Administration/Management from Walden University. Mr. Spivey also serves as a director of ADC Telecommunications, Inc., Laird, PLC, Novellus Systems, Inc. and Raytheon Company.

Eric W. Strid co-founded Cascade Microtech and has served as our Chairman and Chief Executive Officer from 1984 until January 2008. He also served as our President from 1984 to December 1996 and from June 2004 to January 2008. In January 2008, Mr. Strid became our Chief Technical Officer. Prior to 1984, Mr. Strid served as a Principal Engineer with Tektronix, Inc. and with TriQuint Semiconductor, Inc., where he designed and evaluated high-frequency gallium arsenide integrated circuits. Mr. Strid holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Electrical Engineering from the University of California at Berkeley.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

DIRECTOR INDEPENDENCE AND LEAD INDEPENDENT DIRECTOR

The Board of Directors has determined that each of our directors and director nominees, except Mr. Strid and Mr. Wild, is an “independent director” under Nasdaq Stock Market Marketplace Rule 4200(a)(15). The Board of Directors has also determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

Mr. Carlson has been designated as the Lead Independent Director pursuant to our Corporate Governance Policies. The Lead Independent Director may periodically help schedule or conduct separate meetings of the independent directors and perform such other duties as may be determined by the Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held four meetings during 2008 and, during 2008, no director attended fewer than 75% of the meetings of the Board of Directors and any committees of which the director was a member. Members of the Board of Directors are encouraged to attend our annual meeting of shareholders each year. All of the members of the Board of Directors attended our 2008 annual meeting of shareholders.

The Board of Directors has three standing committees: the Management Development and Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee.

Management Development and Compensation Committee. During 2008, our Management Development and Compensation Committee consisted of Messrs. Carlson, O’Leary (Chair) and Spivey. The Management Development and Compensation Committee determines the compensation of our executive officers, including annual salaries, stock options, stock awards and other incentive compensation agreements. The Management Development and Compensation Committee also administers our 2000 Stock Incentive Plan and our 2004 Employee Stock Purchase Plan. In addition, this committee provides guidance and support to the executive officers in their efforts to train and develop management employees. The Management Development and Compensation Committee held three meetings during 2008. Our Management Development and Compensation Committee Charter is available on our website at www.cascademicrotech.com.

Audit Committee. During 2008, our Audit Committee consisted of Messrs. Barnes, Link (Chair) and Spivey. The Audit Committee reviews the scope and results of our audit by our independent registered public accounting firm, appoints our independent registered public accounting firm, reviews and approves the audit fees for the independent registered public accounting firm and reviews the adequacy of our systems of internal control and accounting policies and procedures and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates and supervises inquiries into aspects of our financial affairs. The Board of Directors has determined that (i) Mr. Link is an audit committee financial expert as defined by the SEC; and (ii) all Audit Committee members are independent as prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence. The Audit Committee held eight meetings during 2008. Our Audit Committee Charter is available on our website at www.cascademicrotech.com.

Corporate Governance and Nominating Committee. During 2008, our Corporate Governance and Nominating Committee consisted of Messrs. Barnes, Carlson (Chair) and O’Leary. The Corporate Governance and Nominating Committee provides counsel to the Board with respect to board organization, membership and functions and with respect to board committee structure and membership. The Corporate Governance and Nominating Committee is also responsible for defining the qualifications of candidates for board membership, evaluating qualified candidates, recommending candidates to the board for election to the board, proposing a slate of directors for election by our shareholders at each annual meeting of shareholders and recommending director compensation. In addition, the Corporate Governance and

Nominating Committee considers independence issues and questions of possible conflicts of interest of Board members and senior executives. The Corporate Governance and Nominating Committee held two meetings during 2008. Our Corporate Governance and Nominating Committee Charter is available on our website at www.cascademicrotech.com.

NOMINATIONS TO BOARD OF DIRECTORS

The Corporate Governance and Nominating Committee is responsible for recommending nominees for election to our Board of Directors. The Corporate Governance and Nominating Committee will consider recommendations by shareholders of individuals to consider as candidates for election to the Board of Directors. Any such recommendations should be submitted to Corporate Secretary, Cascade Microtech, Inc., 2430 NW 206th Avenue, Beaverton, Oregon 97006. Historically, we have not had a formal policy concerning shareholder recommendations to the Corporate Governance Committee (or its predecessors) because we believe that the informal consideration process in place to date has been adequate. The absence of such a policy does not mean, however, that a recommendation would not have been considered. The Corporate Governance and Nominating Committee intends to periodically review whether a more formal policy should be adopted.

Qualifications of Directors

Qualifications required of individuals for consideration as a board nominee will vary according to the particular areas of expertise being sought as a complement to our existing board composition at the time of any vacancy. Minimum qualifications include high levels of leadership experience in business, substantial knowledge about issues faced by publicly traded companies, experience in positions demonstrating expertise and judgment, including service on other boards of directors, personal and professional integrity, availability and demonstrated commitment. We seek board candidates that possess the background, skills, expertise and commitment necessary to make a significant contribution to our company. The Corporate Governance and Nominating Committee will evaluate potential nominees, including shareholder nominees, by reviewing qualifications, considering references, conducting interviews and reviewing such other information as committee members may deem relevant. We have not employed consultants to help us identify or screen prospective directors in the past, but may do so at the discretion of the Corporate Governance and Nominating Committee.

Director Nominations by Shareholders

Our bylaws provide that nominations for election to the Board of Directors may be made only by the Board or a Board committee, or by any shareholder of record entitled to vote in the election of directors at the meeting. A shareholder who wishes to make a nomination must give timely written notice, by personal delivery or mail, to the Secretary of Cascade Microtech, Inc. To be considered timely, the notice must be received at our principal executive office not less than 60 days and not more than 90 days prior to the meeting date; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

To be effective, the notice must set forth all information required by Section 3.16 of our bylaws, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934. In addition, certain information must be provided about the shareholder or shareholder group making a nomination, as detailed in Section 3.16 of our bylaws. Finally, a shareholder or shareholder group making a nomination must comply with all applicable requirements of the Securities Exchange Act of 1934, including providing a nominee’s consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may send correspondence to our Board of Directors, or any individual director, at the following address: Cascade Microtech, Inc., c/o The Secretary, 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

Your communications should indicate that you are a Cascade Microtech, Inc. shareholder. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the board or any individual director.

DIRECTOR COMPENSATION

During 2008, non-employee director compensation was as follows:

•	an annual retainer of $24,000;

•	$1,000 for each board meeting attended in person or $500 by phone;

•	$500 for each committee meeting attended, whether in person or by phone;

•	$15,000 annually for the Lead Independent Director;

•	$3,000 annually for each committee chairperson; and

•	a 5,000 share unvested stock grant.

Messrs. Strid and Wild did not receive any additional compensation for their service on the Board. All directors are reimbursed for their expenses in attending meetings of our Board of Directors.

The following table summarizes compensation earned by members of our Board of Directors related to their 2008 service:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
Keith L. Barnes	$32,500	$36,672	$69,172
F. Paul Carlson	48,500	36,672	85,172
Raymond A. Link	35,000	36,672	71,672
George P. O’Leary	33,500	36,672	70,172
William R. Spivey	33,500	36,672	70,172

(1)	In January 2008, each Director received their annual 5,000 share unvested stock award that related to their 2007 service and, in November 2008, they received their 5,000 unvested stock award that related to their 2008 service. The total fair value of each January award was $43,550 and of each November award was $12,500. The amount reflected in this column represents the fair value of all stock awards recognized in accordance with SFAS No. 123R in our statement of operations during 2008. See Note 12 of Notes to Consolidated Financial Statements in our 2008 Annual Report on Form 10-K for information regarding the valuation of the unvested stock awards.

Equity incentive awards outstanding at December 31, 2008 for each non-employee director were as follows:

Name	Unvested Stock Awards (#)	Option Awards (#)
Keith L. Barnes	11,666	15,000
F. Paul Carlson	11,666	35,000
Raymond A. Link	13,333	30,000
George P. O’Leary	11,666	35,000
William R. Spivey	11,666	35,000

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has determined that Raymond A. Link, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Mr. Link is also independent as prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Audit Committee members are not active professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2008. This review included a discussion of the quality and the acceptability of the financial reporting and controls, including the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with KPMG LLP, the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of our financial reporting and such other matters required to be discussed with the Audit Committee under auditing standards generally accepted in the U.S., including Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1. The Audit Committee discussed with KPMG LLP their independence from management and the Company, including the matters in their written disclosures required by Independence Standards Board Statement No. 1.

The Audit Committee further discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s evaluations of the effectiveness of our internal control, and the overall quality of our financial reporting.

The Audit Committee also reviewed management’s report on internal control over financial reporting as well as the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting as required under section 404 of the Sarbanes-Oxley Act.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Raymond A. Link - Chairman

Dr. William R. Spivey

Mr. Keith L. Barnes

APPROVAL OF AMENDMENT TO 2000 STOCK INCENTIVE PLAN

(Proposal No. 2)

Our Board of Directors is requesting that the shareholders approve an amendment to the Cascade Microtech, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) to increase the number of shares of common stock that are reserved for issuance under the 2000 Plan. A total of 2,400,000 shares of common stock have been reserved for issuance under the 2000 Plan. As of March 25, 2009, 451,920 shares remained available for grant under the 2000 Plan. The Board of Directors believes that additional shares will be needed under the 2000 Plan to provide appropriate incentives to employees and others. Accordingly, the Board of Directors has approved an amendment to the 2000 Plan that would increase the number of shares of common stock that are reserved for issuance under the 2000 Plan from 2,400,000 shares to 3,000,000 shares.

The purpose of the 2000 Plan is to attract, retain and reward individuals who can and do contribute to our success by providing employees and consultants an opportunity to share in our equity and to more closely align their interests with our interests and those of our shareholders. Our Board of Directors considers it critical to be able to continue to offer stock incentives in order to attract and develop the talented, vital individuals who can contribute to our growth and success in a very competitive environment. Doing so provides significant motivational and performance benefits by providing employees and consultants an ownership perspective, teamed with the appreciation that comes with growing the value of our common stock. Equity participation is the most effective means for more closely aligning their interests with our long-range goals and our shareholders. For these reasons, shareholders are encouraged to approve the amendment to the 2000 Plan. The following is a summary of the basic terms and provisions of the 2000 Plan.

General

The 2000 Plan provides for grants of both “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and “nonqualified stock options” which are not qualified for treatment under Section 422 of the Code, and for direct stock grants (stock awards) and sales to our employees or consultants. No employee may receive stock options under the 2000 Plan for more than 500,000 shares in any one fiscal year, except that stock options for up to an additional 500,000 shares may be granted in connection with a person’s initial employment.

Administration

The administration of the 2000 Plan has been delegated to the Compensation Committee. In addition to determining who will be granted options, the Compensation Committee has the authority and discretion to determine when options or stock awards will be granted and the number of options to be granted and whether the options will be incentive stock options or nonqualified stock options. Only our “employees” as that term is defined in the Code will be entitled to receive Incentive Stock Options. See “Federal Income Tax Consequences” below. The Compensation Committee also may determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the 2000 Plan. The Compensation Committee also may interpret the 2000 Plan, and the provision in the instruments evidencing options granted under the 2000 Plan, to employee and officer participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the 2000 Plan. Because the individuals who will be granted options under the 2000 Plan and the number of options that will be granted will be determined at the discretion of the Compensation Committee, it is not possible to identify the officers, directors and employees who will be granted options under the 2000 Plan in the future and the number of options that will be granted for such purposes.

Term of Options

The term of each stock option granted under the 2000 Plan will be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 2000 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant, such person may exercise that option only during the three-month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person’s total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided by the Compensation Committee at the time an option is granted, no option granted under the 2000 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve-month period after the date of death to the extent that such option was exercisable at the date of death.

Exercise Price

The exercise price of incentive stock options granted under the 2000 Plan may not be less than the fair market value of our share of common stock on the date of grant of the option. For the nonqualified stock options, the exercise price may be less than, equal to, or greater than the fair market value of our common stock on the date of grant, provided that the Compensation Committee specifically determines that any option grant at an exercise price less than fair market value is in our best interests. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of our common stock, such other consideration and method of payment permitted by applicable law or any combination of such methods of payment as permitted by the Compensation Committee. The Compensation Committee has the authority to reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the 2000 Plan provides for appropriate adjustments in the number of shares available for option and the number and option prices of shares subject to outstanding options.

Change-in-Control, Merger, Dissolution or Liquidation

In the event of a proposed sale of all or substantially all of our assets, or a merger with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation, unless the Compensation Committee provides all option holders with the right to immediately exercise all of their options, whether vested or unvested. In the event of a proposed dissolution or liquidation, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Compensation Committee. In such a situation, the Compensation Committee is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

Amendment, Termination or Suspension

The Board of Directors may amend, terminate or suspend the 2000 Plan at any time. Amendments to the 2000 Plan must be approved by shareholders if required by applicable tax, securities or other law or regulation. The issuance of shares of common stock upon the exercise of options is subject to registration with the Securities and Exchange Commission of the shares reserved by us under the 2000 Plan.

Federal Income Tax Consequences

The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws and federal alternative minimum tax laws.

Incentive Stock Options Certain options authorized to be granted under the 2000 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. We will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, we will be entitled to a deduction to the extent the employee realized ordinary income.

Non-Qualified Stock Options Certain options authorized to be granted under the 2000 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 2000 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and we will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Our deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired through the exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

Consequences to the Company We recognize no deduction at the time of grant or exercise of an incentive stock option. We will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of grant. We also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares acquired through the exercise of an incentive stock option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 25, 2009, certain information with respect to ownership of our common stock of (i) each director; (ii) the “named executive officers” (as defined under “Executive Compensation”); (iii) all persons known by us to be beneficial owners of more than 5% of our common stock; and (iv) all current executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the common stock owned by them. Unless otherwise indicated, the address of each holder is 2430 NW 206th Avenue, Beaverton, Oregon 97006.

	Common Stock (1)
Name and Address of Beneficial Owner	Number of Shares (2)	Percent of Shares Outstanding
Eric W. Strid (3)	1,745,852	13.2%
K. Reed Gleason	1,601,672	12.1%
RGM Capital, LLC (4) 6621 Willow Park Drive, Suite One Naples, FL 34109	1,549,384	11.7%
Laurence W. Lytton (5) 467 CPW New York, NY 10025	1,362,920	10.3%
Delafield Hambrecht, Inc. (6) 701 Fifth Avenue, Suite 3800 Seattle, WA 98104	1,141,000	8.6%
State of Wisconsin Investment Board (7) P.O. Box 7842 Madison, WI 53707	1,004,500	7.6%
Steven Sipowicz	167,649	1.3%
F. Paul Carlson (8)	155,106	1.2%
George P. O’Leary	144,264	1.1%
William R. Spivey	117,799	*
Geoff Wild	46,513	*
Raymond A. Link	21,001	*
Keith L. Barnes	20,001	*
Willis D. Damkroger	10,767	*
Michael Kondrat	8,037	*
Anand Nambiar	7,500	*
John Pence	3,282	*

All current executive officers and directors as a group (13 people)	4,042,894	29.7%

*	Less than one percent
(1)	Applicable percentage of ownership is based on 13,271,862 shares of common stock outstanding as of March 25, 2009 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock that the person has the right to acquire within 60 days after March 25, 2009 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(2)	Includes shares of common stock subject to restricted stock units that will vest and options exercisable within 60 days after March 25, 2009 as follows:

Name	Restricted Stock Units	Number of Options
Steven Sipowicz	—	157,162
William R. Spivey	—	35,000
F. Paul Carlson	—	35,000
George P. O’Leary	—	35,000
Geoff Wild	—	26,666
Raymond A. Link	—	15,000
Keith L. Barnes	—	15,000
Anand Nambiar	7,500	—
Michael Kondrat	—	—
All current executive officers and directors as a group	15,000	318,828

(3)	Includes 800,000 shares held by Mr. Strid’s wife.
(4)	The information as to beneficial ownership is based on Schedule 13D/A dated October 17, 2008 filed by RGM Capital, LLC (“RGM”) with the Securities and Exchange Commission. One entity, DUMAC, LLC (“DUMAC”), is deemed the beneficial owner of 735,637 of the 1,549,384 shares and Mr. Robert G. Moses is deemed beneficial owner of all 1,549,384 shares. Mr. Moses is the managing member of RGM and RGM is an investment manager for DUMAC. RGM, Mr. Moses and DUMAC have shared voting and dispositive power with respect to all 1,549,384 shares.
(5)	The information as to beneficial ownership is based on Schedule 13G/A dated January 6, 2009 filed by Laurence W. Lytton with the Securities and Exchange Commission. Mr. Lytton has sole voting and dispositive power with respect to all 1,362,920 shares.
(6)	The information as to beneficial ownership is based on Schedule 13G dated January 27, 2009 filed by Delafield Hambrecht, Inc. (“DHI”) with the Securities and Exchange Commission. Two entities, DH Partners, LLC (“DHP”) and Delafield Hambrecht Partners Fund (“DHPF”), are deemed the beneficial owner of 1,052,000 of the 1,141,000 shares and Mr. John D. Delafield is deemed beneficial owner of all 1,141,000 shares. Mr. Delafield is the control person of DHI. DHPF is an investment advisor and DHP is the sole general partner of DHPF. DHI is the manager of DHP. DHI, DHP, DHPF and Mr. Delafield have shared voting and dispositive power with respect to all shares beneficially held, except that Mr. Delafield has sole voting and dispositive power with respect to 62,500 shares held directly by him.
(7)	The information as to beneficial ownership is based on Schedule 13G dated January 30, 2009 filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission. The State of Wisconsin Investment Board has sole voting and dispositive power with respect to all 1,004,500 shares.
(8)	Includes 6,985 shares held by Mr. Carlson’s wife.

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, included below, with management and, based on such review and discussions, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. George O’Leary - Chairman

Mr. F. Paul Carlson

Dr. William R. Spivey

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Policies

Our philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing competitive base pay with an opportunity for additional compensation based on both individual and company performance. Executive officer compensation includes competitive base salaries, semi-annual incentive plans based on the achievement of certain financial and personal performance goals and long-term stock-based incentive opportunities in the form of restricted stock awards, options exercisable to purchase our common stock and our employee stock purchase plan. It is also the policy of the Management Development and Compensation Committee that, to the extent possible, compensation will be structured so that it meets the “performance-based’ criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations. The Management Development and Compensation Committee has the right to waive pre-established performance criteria in recommending awards.

The Management Development and Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of our executives and acts as the plan administrator of our 2000 Stock Incentive Plan and our 2004 Employee Stock Purchase Plan. The Management Development and Compensation Committee sets the annual compensation of our CEO and other executive officers. The Management Development and Compensation Committee also reviews and approves the evaluation process and compensation structure under which compensation is paid or awarded to our executive officers. The role and responsibilities of the Management Development and Compensation Committee are defined in its Charter, which is available on our website at www.cascademicrotech.com.

The annual base pay and semi-annual incentive plans represent short-term benefits of our compensation program designed to balance the stability of base pay with short-term, at risk incentive elements. Incentive plan payments are tied to company performance, with potential for considerable increase in total compensation as well as substantial risk of forfeiture.

In contrast, the stock-based compensation plans represent long-term incentive programs, designed to retain high-quality executives and to inspire their continuing efforts to improve corporate financial results for our shareholders. The principal executive officer (or CEO), the principal financial officer and the other highly compensated executive officers (the “named executive officers” or the “NEOs”) have more of their total compensation leveraged within the long-term programs than other employees of the company. The Management Development and Compensation Committee believes the NEOs have more ability to influence our performance and thus should have a higher portion of their total compensation “at risk,” with the potential not only for higher growth opportunities, but also greater risk if performance goals are not met.

During 2008, executive management engaged a compensation consultant, Towers Perrin, with the approval of the Management Development and Compensation Committee. The scope of their work was the review and design of our management and executive compensation programs. The recommendations of the compensation consultant were reviewed by the Management Development and Compensation Committee and were used, in part, in revising the executive compensation programs during 2008.

Base Salaries

In setting base salaries that were competitive with other high technology companies, we participated in and reviewed the High-Tech Industry Executive Compensation Survey prepared by AON Consulting (Radford Surveys). When selecting comparables, we attempted to select companies that were similar in many respects, including industry, location, annual revenue and number of employees. Executive salaries paid in 2008 were targeted at the midpoint of the range of salaries paid by comparable companies in the Radford Survey. Many of the companies included in our peer group used for the Performance Graph included in our Annual Report on Form 10-K are included in the above mentioned survey.

Incentive Awards

Incentive plans were established for the six-month periods ended June 30, 2008 and December 31, 2008 and incentive awards were made based on the achievement of certain financial and personal performance goals in accordance with these plans. The target incentive was set at a specific dollar amount for each NEO, except Mr. Gleason who does not participate in the incentive plan, with amounts both below and above the target incentive for meeting certain operating performance criteria either below or above the target. A portion of the incentive was also based on meeting individual objectives. The operating performance targets had to be met at the 50% level or higher to receive any incentive. The operating performance targets related to net income, operating income and revenue. In addition, each NEO had specific personal objectives. The total incentive was based between 60% to 80% on the operating performance targets and 20% to 40% on the personal objectives, depending on the NEO’s position and which six-month period was in effect.

Based on our incentive plan criteria, incentives equaling between 28% and 39% of the target incentive were paid to the NEOs, excluding the Chief Executive Officer, for the six-month period ended June 30, 2008 and 0% and 24% for the six-month period ended December 31, 2008. The percentage paid to our Chief Executive Officer was 34% and 0%, respectively, for the six-month periods ended June 30, 2008 and December 31, 2008.

The target incentive amounts are set using Radford Surveys to target the amounts paid by comparable companies.

Stock-Based Awards

Our 2000 Stock Incentive Plan (the “2000 Plan”) provides for the issuance of incentive and non-qualified stock options to officers and employees to purchase shares of our common stock at an exercise price equal to the fair market value on the date of grant. The 2000 Plan also provides for the granting of unvested stock awards.

The effective date of all option grants is the date the Board approves such grants, unless a future date is so designated by the Board. The options granted to the NEOs typically vest over a period of 5 years in order to help align the interest of our NEOs with our shareholders. Unvested stock awards granted to the NEOs vest over a four-year period. See the table “Grants of Plan Based Awards for the Year Ended December 31, 2008” for a summary of options and stock awards granted to the NEOs during 2008.

In granting stock-based awards, the Management Development and Compensation Committee looks at equity practices of other similar companies and considers the position of the individual executive, benchmark data from Radford/AON Consulting Surveys for the same positions, the individual’s annual base pay and his influence to direct improvements as a whole.

Stock-based awards, including those for officers newly hired, are approved by the Management Development and Compensation Committee and recommended for ratification by the Board. New-hire stock-based awards have an effective date of the date of hire of the individual executive and all option grants are priced as of the date of the Board meeting at which the grants are approved.

In recent years, unvested stock-based awards were typically granted annually at the November Board meeting after review and approval by the Management Development and Compensation Committee. In February 2007, the Board approved a long-term variable stock compensation plan. The stock compensation plan was established for the year ended December 31, 2007 and unvested stock-based awards related to 2007 were made in February 2008 based on the achievement of certain financial and personal performance goals in accordance with this plan. The target award was set at a specific number of shares for each NEO, except Mr. Strid and Mr. Gleason who do not participate in the stock-based compensation plan, with amounts both below and above the target award for meeting operating performance either below or above the performance target. A portion of the stock-based award was also based on meeting individual objectives. The total award was based 80% on the operating performance target and 20% on the personal objectives. The same stock-based compensation plan was continued for the year ended December 31, 2008. The target award was set at a specific number of shares for each NEO, except Mr. Strid and Mr. Gleason who do not participate in the stock-based compensation plan, but with the amount of the award based 70% on meeting operating performance targets and 30% on meeting individual objectives.

Employee Stock Purchase Plan

Our 2004 Employee Stock Purchase Plan (“ESPP”) consists of two-year offering periods with four consecutive, overlapping six-month purchase periods commencing on the first trading day on or after February 1 and August 1 each year (the “Enrollment Date”). Any eligible employee may participate in the ESPP by completing a subscription agreement which allows participants to purchase up to 5,000 shares per six-month purchase period, at a purchase price of 85% of the fair market value of a share of common stock on the Enrollment Date or on the exercise date, whichever is lower. The exercise date is the last trading day of each offering period. If the purchase price is lower on the exercise date than on the Enrollment Date, the two-year offering period will terminate and a new two-year offering period will begin. Participating employees are automatically enrolled in the new offering period.

In January 2009, the Board of Directors authorized an amendment of the 2004 ESPP to reduce the offering period of the plan from two years to six months, and change the Enrollment Date to the first trading day on or after May 1 and November 1 of each year. This amendment will be effective as of May 1, 2009.

Mr. Strid and Mr. Gleason are not eligible to participate in the ESPP since employees who control 5% or more of the total voting power of all classes of our stock are not eligible. Shares purchased pursuant to the ESPP by the named executive officers in 2008 were as follows:

Name	Number of Shares Purchased	Weighted Average Per Share Purchase Price	Weighted Average Per Share Fair Market Value
Geoff Wild	—	$—	$—
Steven Sipowicz	1,960	6.71	7.90
Willis D. Damkroger	1,265	5.74	6.29
John E. Pence	1,379	6.36	7.48

Employment Agreements

See “Potential Payments Upon Termination or Change-In-Control” below for a discussion of Mr. Wild’s and Mr. Sipowicz’s employment agreements.

Director Compensation

Effective February 2008, our non-employee directors receive the following compensation:

•	an annual retainer of $24,000;

•	$1,000 for each board meeting attended in person or $500 by phone;

•	$500 for each committee meeting attended, whether in person or by phone;

•	$15,000 annually for the Lead Independent Director and $3,000 annually for each committee chairperson; and

•	an annual unvested stock award covering 5,000 shares of our common stock, which will vest as to one-third of the total shares on each of the first, second and third anniversaries of the grant date.

All directors are reimbursed for their expenses in attending meetings of our Board of Directors.

See “Director Compensation” above for detail of the compensation received by our non-employee directors during 2008.

In determining Board compensation, the Corporate Governance and Nominating Committee reviews board compensation of similar companies and other benchmark data.

CODE OF ETHICS

We adopted the Cascade Microtech Code of Conduct to promote honest and ethical conduct, proper disclosure of financial information in our periodic reports and compliance with applicable laws, rules and regulations. The Code of Conduct applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our corporate controller. We filed a copy of our Code of Conduct as exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2004. You can also access our Code of Conduct on our website at www.cascademicrotech.com.

EXECUTIVE OFFICERS

The following table identifies our executive officers as of March 25, 2009, the positions they hold and the year in which they began serving as an executive officer. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Officer Since
Geoff Wild	51	Director, President and Chief Executive Officer	2008

Steven Sipowicz	55	Chief Financial Officer, Vice President of Finance, Treasurer and Secretary	2004

K. Reed Gleason	63	Director Emeritus and Vice President of Advanced Development	1984

Steve Harris	45	Vice President, Engineering	2009

Michael Kondrat	59	Vice President, Marketing	2008

Anand Nambiar	34	Vice President, Operations	2008

Paul O’Mara	53	Vice President, Sales and Customer Service	2008

Eric W. Strid	55	Chairman of the Board and Chief Technical Officer	1984

For information on the business background of Messrs. Wild and Strid, see “Election of Directors” above.

Steven Sipowicz has served as our Vice President of Finance, Chief Financial Officer and Treasurer since July 2004. He has also served as Corporate Secretary since August 2004. From November 1999 to November 2003, Mr. Sipowicz served as Chief Financial Officer of Corillian Corporation, a provider of online financial services, and served as Secretary of that company from January 2000 to November 2003. From October 1997 to November 1999, Mr. Sipowicz served as Chief Financial Officer of F.I.C.S. Group, N.V., a Belgian financial software and services company. From October 1996 to September 1997, he was Vice President, Finance and Administration and Chief Financial Officer of Intrinsa Corporation, a development tools company. From April 1993 to September 1996, he served as Vice President, Finance and Chief Financial Officer of Integrated Systems, Inc., an operating system software company. Mr. Sipowicz holds a B.S. in Chemistry from Bristol University (U.K.) and an M.B.A. from Santa Clara University.

K. Reed Gleason co-founded Cascade Microtech, Inc. and served as a director from inception to May 2006. Mr. Gleason has also served as our Vice President of Advanced Development since our inception. Prior to 1984, Mr. Gleason was a Senior Physicist at Tektronix, Inc. and at TriQuint Semiconductor, Inc., conducting research into high-frequency gallium arsenide devices and integrated circuits. He began his career as an engineer with the U.S. Naval Research Laboratory in Washington, D.C. Mr. Gleason holds a B.S. in Electrical Engineering from the California Institute of Technology. Mr. Gleason also serves as Director Emeritus. As Director Emeritus, Mr. Gleason is not a voting member of the Board, but is invited to attend meetings of the Board of Directors.

Steve Harris joined Cascade Microtech, Inc. in January 2009 as Vice President of Engineering. From 1997 to 2008, Mr. Harris held various positions at Electro Scientific Industries, Inc. (“ESI”), including leading the Central Engineering Group, serving as General Manager of the Semiconductor Link Processing business unit and approximately five years as Vice President of Research, Development and Engineering. Prior to joining ESI, Mr. Harris was employed at Tektronix, where he began his career and spent thirteen years in a variety of product development and engineering management positions. Mr. Harris holds a B.S. in Electrical Engineering from the University of Idaho.

Michael Kondrat joined Cascade Microtech, Inc. in July 2007 as Vice President of Marketing after 30 years of experience in the test and semiconductor industry. From 1999 to 2007, Mr. Kondrat served as Senior Director of Strategic Marketing at Credence Systems Corporation. Prior to 1997, Mr. Kondrat founded OPMAXX and held various positions in engineering, management and marketing at Tektronix and

Integrated Measurement Systems (IMS). Mr. Kondrat holds a B.S. in Electrical Engineering and an M.B.A. from the Illinois Institute of Technology.

Anand Nambiar joined Cascade Microtech, Inc. as Vice President of Quality and Supply Chain in April 2008. From 1996 to April 2008, he held various positions in engineering, technical support and quality assurance, and, most recently, the position of Associate Director of Quality at Nikon Precision Inc., a wholly owned subsidiary of Nikon Corporation. Mr. Nambiar has a B.S. in Electrical Engineering from Boston University and an M.B.A. from the University of California at Berkeley.

Paul O’Mara joined Cascade Microtech, Inc. in March 2008 as Vice President of Sales after more than 30 years in the computer, broadcast equipment and electron microscopy industries. From 2001 to 2008, Mr. O’Mara held various sales, service, operations and general management positions and, most recently, served as Senior Vice President of Customer Service at FEI Company, a leading supplier of electron and ion beam microscopy systems. Mr. O’Mara holds a B.S. in Electronic Engineering from the University of Sussex, England.

EXECUTIVE COMPENSATION

Summary Compensation

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our (i) Principal Executive Officer (“PEO”); (ii) our Principal Financial Officer (“PFO”); (iii) our next three other most highly compensated executive officers, other than our PEO and PFO, who were serving as executive officers at the end of the last completed fiscal year and whose total compensation was greater than $100,000; and (iv) two former executive officers who would have been included except for the fact that they were not employed by us at December 31, 2008 (herein referred to as the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Geoff Wild(3)	2008	$369,102	$100,475	$88,922	$49,026	$80,925	$688,450
Director, President and CEO

Steven Sipowicz	2008	191,028	5,199	215,757	30,557	6,582	449,123
CFO, Vice President, Finance	2007	192,328	—	216,693	49,587	4,511	463,119
Treasurer and Secretary	2006	190,653	—	199,352	26,469	4,195	420,669

Anand Nambiar(4)	2008	121,635	40,605	—	20,938	87,481	270,659
Vice President, Operations

Michael Kondrat(5)	2008	163,846	41,045	—	28,721	619	234,231
Vice President, Marketing	2007	60,923	16,355	—	14,944	63	92,285

Eric W. Strid	2008	203,231	—	—	24,191	5,347	232,769
Chairman and Chief Technical	2007	248,000	—	—	96,161	5,532	349,693
Officer	2006	252,692	—	—	51,405	3,388	307,485

John E. Pence(6)	2008	250,998	11,050	115,964	22,434	7,367	407,813
Former Vice President, Business	2007	245,506	—	124,236	56,264	5,116	431,122
Development	2006	235,712	—	108,552	32,016	4,721	381,001

Willis D. Damkroger(6)	2008	215,523	77,037	69,383	23,086	13,429	398,458
Former Vice President, Sales	2007	174,462	64,286	66,405	39,814	578	345,545
and Customer Support	2006	128,465	—	54,926	58,625	439	242,455

(1)	The stock awards and option awards columns represent the stock-based compensation charge in the relevant year for all stock and option awards for such person as computed in accordance with SFAS No. 123R. See Note 12 of Notes to Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2008 for the valuation assumptions and other information related to our stock and option awards during 2008.
(2)	For Messrs. Wild and Nambiar, All Other Compensation in 2008 included $80,000 and $87,409, respectively, of relocation benefits. In addition, for each person, All Other Compensation included one or more of the following: severance, patent awards, insurance premiums and 401(k) matching.
(3)	Mr. Wild’s employment began in January 2008.
(4)	Mr. Nambiar’s employment began in April 2008.
(5)	Mr. Kondrat’s employment began in July 2007.
(6)	Mr. Pence’s and Mr. Damkroger’s employment terminated December 1, 2008.

Grants of Plan-Based Awards for the Year Ended December 31, 2008

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Geoff Wild	02/08/08	$—	$—	$—	—		100,000	(2)	$8.06	$445,830
	02/08/08	—	—	—	50,000	(3)	—		—	403,000
	01/02/08	5,390	269,500	385,000	—		—		—	—

Steven Sipowicz	02/08/08	—	—	—	2,870	(3)	—		—	23,132
	02/08/08	854	62,000	124,000	—		—		—	—
	08/08/08	854	62,000	124,000	—		—		—	—

Anand Nambiar	05/16/08	—	—	—	30,000	(5)	—		—	232,200
	08/08/08	770	55,000	110,000	—		—		—	—

Michael Kondrat	08/08/08	714	51,000	102,000	—		—		—	—

Eric W. Strid	02/08/08	700	50,000	100,000	—		—		—	—
	08/08/08	420	30,000	60,000	—		—		—	—

John E. Pence	02/08/08	—	—	—	2,870	(6)	—		—	23,132
	02/08/08	931	66,500	133,000	—		—		—	—
	08/08/08	525	37,500	75,000	—		—		—	—

Willis D. Damkroger	02/08/08	—	—	—	2,870	(3)	—		—	23,132
	02/08/08	826	59,000	118,000	—		—		—	—
	08/08/08	1,043	74,500	149,000	—		—		—	—

(1)	Awards are based on the 2008 Executive Compensation Plans as approved by our Board of Directors for the six-month periods ended June 30, 2008 and December 31, 2008. The threshold amounts were determined based on meeting the company financial goals at 1% above the level where no incentive compensation would be earned and individual goals were assumed to not be met. Actual incentive compensation earned for the two six-month periods combined were approximately 17% of the target for the CEO and between approximately 17% and 32% for each of the other named executive officers.
(2)	This award vests as to 20% on the first anniversary of the grant date with the remaining 80% vesting in equal monthly installments over the next 48 months, with full vesting occurring on the fifth anniversary of the grant date. This option expires ten years from the date of grant.
(3)	This award vests as to 25% per year on each of the first through fourth anniversaries of the grant date. However, Mr. Damkroger’s award was canceled in connection with his termination on December 1, 2008.
(4)	For stock options, this amount is based on the fair value of the award using the Black-Scholes valuation model. See Note 12 of Notes to Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K for additional information regarding the valuation of stock option awards. For stock awards, this amount is based on the fair market value of our common stock on the date of grant. This total amount will be proportionately recognized as compensation expense over the vesting periods of the awards beginning on the date of grant, with the portion attributable to 2008 reflected as a component of the amount in the Stock Awards or Option Awards columns of the Summary Compensation Table.
(5)	This stock award vests as to 25% on each of the first through fourth anniversaries of the grant date, with full vesting occurring on May 16, 2012.
(6)	This stock award vested in connection with Mr. Pence’s termination in December 2008.

Outstanding Equity Awards at December 31, 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh.)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Geoff Wild	—	100,000	(1)	$8.06	02/08/18	—		$—
	—	—		—	—	50,000	(2)	97,500

Steven Sipowicz	123,665	16,335	(3)	9.50	07/12/14	—		—
	7,999	2,001	(4)	13.52	12/17/14	—		—
	6,166	3,834	(5)	14.38	11/18/15	—		—
	5,000	7,000	(6)	13.65	11/17/16	—		—
	—	—		—	—	2,870	(1)	5,597

Anand Nambiar	—	—		—	—	30,000	(7)	58,500

Michael Kondrat	—	—		—	—	12,000	(8)	23,400

Eric W. Strid	—	—		—	—	—		—

John E. Pence(9)	14,900	—		7.00	03/01/09	—		—
	12,000	—		5.00	03/01/09	—		—
	12,000	—		5.50	03/01/09	—		—
	15,826	—		13.52	03/01/09	—		—
	12,146	—		14.38	03/01/09	—		—
	8,159	—		13.65	03/01/09	—		—

Willis D. Damkroger(9)	16,839	—		14.04	03/01/09	—		—
	4,079	—		13.65	03/01/09	—		—

(1)	This option vests as to 20% on the first anniversary of the grant date with the remaining 80% vesting in equal monthly installments over the next 48 months, with full vesting occurring on February 8, 2013.
(2)	This award vests as to 25% per year on each of the first through fourth anniversaries of the grant date.
(3)	This option vests as to 1.67% per month, with full vesting occurring on August 13, 2009.
(4)	This option vests as to 1.67% per month, with full vesting occurring on December 17, 2009.
(5)	This option vests as to 1.67% per month, with full vesting occurring on November 18, 2010.
(6)	This option vests as to 1.67% per month, with full vesting occurring on November 17, 2011.
(7)	This award vests as to 25% per year on the first through fourth anniversaries of the grant date, with full vesting occurring on May 16, 2012.
(8)	This award vests as to 25% per year on the first through fourth anniversaries of the grant date, with full vesting occurring on August 7, 2011
(9)	All of Mr. Pence’s and Mr. Damkroger’s then unexercised options expired on March 1, 2009, ninety days after their termination date.

Option Exercises and Stock Vested for the Year Ended December 31, 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Geoff Wild	—	—	—	$—
Steven Sipowicz	—	—	—	—
Anand Nambiar	—	—	—	—
Michael Kondrat	—	—	4,000	23,520
Eric W. Strid	—	—	—	—
John E. Pence	—	—	—	—
Willis D. Damkroger	—	—	5,000	40,300

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreement of Geoff Wild

We entered into an employment agreement with Mr. Wild on December 5, 2007. If Mr. Wild’s employment is terminated without cause, as defined in the agreement, then he will be entitled to severance pay in the amount of 12-months’ base salary. In addition, the stock options held by Mr. Wild that would have vested if Mr. Wild had remained an employee after the termination date for an additional period equal to his length of employment up to a maximum of 12 months, shall become immediately exercisable. If Mr. Wild terminates his employment for “good reason,” as defined in the agreement, or if we terminate Mr. Wild’s employment for any reason other than death, disability or cause within 12 months after we sell all or substantially all of our assets or are merged into another company that our shareholders do not control, then all stock options held by Mr. Wild that would have vested had Mr. Wild remained employed after the termination date for an additional period equal to 12 months will become immediately exercisable and shall remain exercisable for 12 months, and additional restricted stock units will vest at termination such that at least 20,000 restricted stock units will have vested. As a condition of his employment, Mr. Wild entered into our standard employee invention and confidentiality agreement. Assuming Mr. Wild was terminated effective December 31, 2008, he would have been entitled to $346,500 of cash compensation, 38,333 then unvested options would have become vested and 20,000 then unvested shares of restricted stock units would have become vested.

Employment Agreement of Steven Sipowicz

We entered into an employment agreement with Steven Sipowicz on July 12, 2004. If we terminate Mr. Sipowicz’s employment without cause, as defined in the agreement, then he is entitled to severance pay in the amount of 12-months’ salary. In addition, the stock options held by Mr. Sipowicz that would have vested if Mr. Sipowicz had remained our employee for an additional 12 months shall become immediately exercisable. If Mr. Sipowicz is terminated for any reason other than death, disability or cause, within 12 months after we sell all or substantially all of our assets or are merged into another company that our shareholders do not control, then all stock options held by Mr. Sipowicz that would have vested had Mr. Sipowicz remained employed after the termination date for an additional 12 months, will become immediately exercisable and shall remain exercisable for 12 months. As a condition of his employment, Mr. Sipowicz entered into our standard employee invention and confidentiality agreement pursuant to which he may not divulge any of our proprietary information other than as permitted as part of his employment with us. Assuming Mr. Sipowicz was terminated effective December 31, 2008, he would have been entitled to $198,400 of cash compensation, 22,736 then unvested options would have become vested and 718 unvested shares of restricted stock units would have become vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FEI Company

During 2008, FEI Company purchased certain equipment from us for a total of $14,000. At December 31, 2008, we had a receivable from FEI Company of $11,000. One of the members of our Board of Directors, Mr. Raymond A. Link, is the Executive Vice President and Chief Financial Officer of FEI Company.

Raytheon, Inc.

During 2008, Raytheon, Inc. purchased certain equipment from us for a total of $296,000. At December 31, 2008, we had a receivable from Raytheon, Inc. of $29,000. One of the members of our Board of Directors, Mr. William Spivey, is a member of the Board of Directors of Raytheon, Inc.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, independent registered public accountants, performed the audit of our financial statements for the years ended December 31, 2008 and 2007. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

Fees Paid to KPMG LLP for 2008 and 2007

The following table shows KPMG LLP’s billings to us for the audit and other services for 2008 and 2007:

	2008	% Pre-approved by Audit Committee	2007	% Pre-approved by Audit Committee
Audit Fees(1)	$670,000	100%	$618,000	100%
Audit Related Fees(2)	—	—	68,000	100%
Tax Fees(3)	—	—	33,115	100%
All Other Fees	—	—	—	—

	$670,000		$719,115

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit related fees in 2007 included fees related to our acquisition of Gryphics, Inc.
(3)	Tax fees include fees for tax compliance, tax planning and tax advice.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the Audit Committee specifically approves the engagement of our independent registered public accounting firm to render that service. Accordingly, we do not engage our independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of KPMG LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of the services. The Audit Committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, our Management Development and Compensation Committee consisted of Messrs. Carlson, O’Leary (Chair) and Spivey. All current members of the Management Development and Compensation Committee are non-employee, outside directors. During 2008, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Management Development and Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than ten percent of the outstanding shares of our common stock (“ten percent shareholders”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 2008, our officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements, except that each of Messrs. Wild, Link, Damkroger, Pence and Sipowicz each failed to timely file one Form 4, Statement of Changes in Beneficial Ownership, related to a stock-based award grant.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in our 2010 Proxy Statement. Any such proposal must be received by us not later than December 7, 2009. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in our Proxy Statement.

Alternatively, under our bylaws, a proposal or nomination that a shareholder does not seek to include in our Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of Cascade Microtech, Inc. not less than 60 days, nor more than 90 days, prior to the date of an Annual Meeting. In the event we provide notice or public disclosure of the date of the Annual Meeting less than 60 days prior to the date of the Annual Meeting, shareholders may submit a proposal or nomination not later than the 10th day following the day on which we gave notice of the Annual Meeting date.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting. Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Please act promptly to insure that you will be represented at this important meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Shareholders, a copy of our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for our fiscal year ended December 31, 2008. Written requests should be mailed to the Secretary, Cascade Microtech, Inc., 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

	By	Order of the Board of Directors:

Geoff Wild
Director, President and Chief Executive Officer
Dated: April 6, 2009

						Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN

1. PROPOSAL 1 - Election of Directors	☐	☐	☐	2. To approve an amendment to the Cascade Microtech, Inc. Stock Incentive Plan to increase the shares reserved for issuance thereunder from 2,400,000 to 3,000,000.	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW.				THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

01 Keith L. Barnes 02 Geoff Wild

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)				3. To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲    FOLD AND DETACH HERE    ▲

You can view the Annual Report and Proxy Statement on the Internet at: http://www.cascademicrotech.com

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CASCADE MICROTECH, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2009

The undersigned hereby names, constitutes and appoints Geoff Wild and Steven Sipowicz, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Cascade Microtech, Inc. (the “Company”) to be held at 3:00 p.m. on Friday, May 15, 2009, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 25, 2009, with all the powers that the undersigned would possess if he were personally present.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606 -9250

(Continued and to be marked, dated and signed, on the other side)

▲    FOLD AND DETACH HERE    ▲

You can now access your Cascade Microtech, Inc. account online.

Access your Cascade Microtech, Inc. shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Cascade Microtech, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http:/ /www.bnymellon.com/shareowner /isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

www.bnymellon.com/shareowner /isd

Investor Service Direct ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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